UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

STONE ARCADE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Stone-Kaplan Investments, LLC One Northfield Plaza, Suite 480 Northfield, IL	60093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 441-0929

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On June 23, 2006, Stone Arcade Acquisition Corporation (“Stone”), through its newly-formed, wholly-owned subsidiary KapStone Kraft Paper Corporation (“KapStone”), entered into a purchase agreement with International Paper Company (“IP”) pursuant to which it agreed to acquire substantially all of the assets of the Kraft Paper Business (“KPB”), a division of IP. The assets to be acquired consist of IP’s Roanoke Rapids, North Carolina facility, and Ride Rite® Converting, located in Fordyce, Arkansas. The purchase price for the KPB assets is $155,000,000 in cash, payable at closing, subject to certain closing and post-closing adjustments, plus two contingent payments, (A) of up to $35,000,000 and (B) $25,000,000, based on KPB’s annual earnings before interest, income taxes, depreciation and amortization (“EBITDA”) during the five year period immediately following the acquisition (the “Acquisition”). The first contingent payment will be equal to 5.3x KPB’s average annual EBITDA for the five year period immediately following the transaction, less $165 million and subject to a maximum of $35 million. The second contingent payment is an “all or nothing” payment and is payable if, and only if, KPB’s average annual EBITDA for the same five year period equals or exceeds $49.2 million. Both payments, if earned, will be due and paid at the end of the five year period. For the year ended December 31, 2005, KPB earned an EBITDA of $32.2 million on revenues of $223.4 million.

In addition, Stone received a commitment from LaSalle Bank, N.A. with respect to a five year senior credit facility in the amount of $95 million (the “Facility”), to be used at the closing of the Acquisition to finance a portion of the purchase price and thereafter to provide working capital for the operations of KPB. The Facility is to be comprised of a $35 million senior secured revolving credit facility and a $60 million senior secured term loan. The borrower under the Facility will be KapStone.

For other information regarding the acquisition, see the press release attached hereto and incorporated herein by reference.

Stone and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Stone stockholders to be held to approve the Acquisition. Stockholders of Stone are advised to read, when available, Stone’s preliminary proxy statement and definitive proxy statement in connection with Stone’s solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed Acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Stone Arcade Acquisition Corporation, c/o Stone-Kaplan Investments, LLC One Northfield Plaza, Suite 480, Northfield, IL 60093. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Non-GAAP Financial Measures

This release contains disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not as a substitute, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Item 9.01. Financial Statements and Exhibits

 (d)          Exhibits:

Exhibit No.	Description
99.1	Press release dated June 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2006		STONE ARCADE ACQUISITION CORPORATION

	By:	/s/ Roger W. Stone
Roger W. Stone
Chief Executive Officer